Exhibit 99.1

CURO Group Holdings Corp. Closes Two Non-Recourse Facilities and Flexiti Escrow

Chicago, Illinois – November 7, 2023 -- (BUSINESS WIRE) -- CURO Group Holdings Corp. (NYSE: CURO) (“CURO”), an omni-channel consumer finance company serving consumers in the U.S. and Canada, today announced that on November 3, 2023, Heights Financing II, LLC, an indirect wholly-owned subsidiary of CURO, entered into a new $140 million asset-backed warehouse facility to finance future loans originated by Heights Finance and affiliated entities. The capacity of this facility may be increased to $175 million upon satisfaction of certain conditions following the closing date.

Also, on November 6, 2023, CURO Canada Receivables II Limited Partnership, an indirect wholly-owned subsidiary of CURO, entered into an amendment to its existing Canadian revolving credit facility to increase the commitments of the lenders thereof by C$40 million to finance future loans originated in Canada, thereby increasing the borrowing capacity to C$150 million.

“With the closing of these facilities, we have continued to demonstrate our ability to access capital needed to grow our business,” said Doug Clark, Chief Executive Officer of CURO. “These new facilities will allow us to prudently fund future growth in our U.S. and Canadian portfolios and extend credit to meet customer demand.”

In addition, on October 30, 2023, CURO received the final closing date Flexiti tangible book value and agreed to the closing date unrestricted cash amounts totaling approximately C$27 million from Questrade, as part of the purchase price which was in the range previously disclosed. No adjustments to the proceeds or loss on sale of Flexiti calculation were required.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include statements regarding projections, estimates and assumptions about the impact of the new facilities on us, including our belief that expanding access to capital will provide funding to grow our business and extend credit to meet customer demand. The ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: the failure to realize the anticipated benefits of the new facilities; risks relating to the uncertainty of projected financial information and forecasts; the effects of competition on our business; our ability to attract and retain customers; global economic, market, financial, political or health conditions or events; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our level of indebtedness; our ability to integrate acquired businesses; the impact of regulations on our business; our ability to protect our proprietary technology and analytics; disruption of our information technology systems; improper disclosure of customer personal data as well as other factors discussed in our filings with the Securities and Exchange Commission. The foregoing factors, as well as other existing risk factors and new risk factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

About CURO
CURO Group Holdings Corp. (NYSE: CURO) is an omni-channel consumer finance company serving U.S. and Canadian customers for over 25 years. Our roots in the consumer finance market run deep. We’ve worked diligently to provide customers a variety of convenient, easily accessible financial services. Our decades of diversified data power a hard-to-replicate underwriting and scoring engine, mitigating risk across the full spectrum of credit products. We operate a number of brands including Cash Money®,

LendDirect®, Heights Finance, Southern Finance, Covington Credit, Quick Credit and First Heritage Credit.

(CURO-NWS)
Investor Relations: Email: IR@curo.com
Source: CURO Group Holdings Corp.